Exhibit 99.1

Summit Materials, Inc. Reports Third Quarter 2021 Results
- Third Quarter Net Revenue of $662.3 million, an increase of 2.6%
-Net income attributable to Summit Inc. of $74.2 million
-Third Quarter Adjusted EBITDA of $190.3 million
-Aggregates volumes increased 9.2%
-Cement volumes increased 2.0%

DENVER, CO. - (November 3, 2021) - Summit Materials, Inc. (NYSE: SUM, “Summit,” “Summit Materials,” "Summit Inc." or the “Company”), a leading vertically integrated construction materials company, today announced results for the third quarter 2021.

For the three months ended October 2, 2021, the Company reported net income attributable to Summit Inc. of $74.2 million, or $0.63 per basic share, compared to net income attributable to Summit Inc. of $90.7 million, or $0.79 per basic share in the comparable prior year period. The 18.2% decrease in net income included the reversal of an unrecognized tax benefit in 2020. Summit reported adjusted diluted net income of $81.5 million, or $0.68 per adjusted diluted share as compared to adjusted diluted net income of $63.9 million, or $0.55 per adjusted diluted share in the prior year period.

Summit's net revenue increased $17.0 million, or 2.6% in the third quarter of 2021 to $662.3 million, compared to $645.2 million in the third quarter of 2020, on higher aggregates, ready-mix concrete and cement revenue relative to a year ago on continued favorable market demand conditions and price growth in all lines of business.

The Company reported operating income of $125.0 million in the third quarter 2021, an increase of 24.3%, compared to $100.6 million in the prior year period, primarily due to higher revenue. General and administrative expenses also decreased by $3.6 million in the current period relative to third quarter 2020, when the Company incurred CEO transition costs. Summit's operating margin percentage for the three months ended October 2, 2021 increased to 18.9% from 15.6%, from the comparable period a year ago, due to the factors noted above.

Adjusted EBITDA increased in the third quarter 2021 to $190.3 million as compared to $177.3 million in the third quarter 2020.

For the three months ended October 2, 2021, sales volumes increased 9.2% in aggregates and 2.0% in cement relative to the same period last year on strong demand in most of our markets. Average selling prices in the third quarter of 2021 increased 3.9% in aggregates, 4.4% in cement, 3.7% in ready-mix concrete and 1.7% in asphalt. Adjusted cash gross profit for aggregates expanded to $96.7 million in the third quarter 2021, an increase of 26.1% relative to $76.7 million in the year ago quarter.

Anne Noonan, CEO of Summit Materials, commented, "The Market Leadership theme in our Elevate Summit strategy is beginning to be reflected in our results. Today we are reporting third quarter Adjusted EBITDA growth of 7.3% versus Q3 2020. Organic volume and pricing growth was reflected in expanded adjusted cash gross profit margin in aggregates, cement and services. Our Q3 Adjusted EBITDA margin increased 120 basis points from the year ago quarter, contributing towards our Elevate Summit 30% Adjusted EBITDA margin goal, which is measured over the trailing 12 months.

Summit is currently progressing several strategic divestitures in addition to the five divestitures that were already completed in the first half of 2021. We believe Summit's organic growth profile and asset light conversion model position the Company to absorb the impact of the foregone contribution from those divested businesses. When comparing 2020 to 2021, it’s also important to understand that 2020 included 53 reporting weeks, while 2021 is a standard 52-week reporting year. In consideration of factors such as those, we are leaving our full year 2021 Adjusted EBITDA guidance unchanged."

On September 27, 2021, Summit redeemed all $300.0 million of the 5.125% senior notes due June 1, 2025 using existing cash on hand. As a result of the redemption, charges of $6.0 million were recognized in the quarter ended October 2, 2021, which included charges of $3.9 million for the applicable redemption premium and $2.1 million for the write-off of the deferred financing fees.

As of October 2, 2021, the Company had $258.1 million in cash and $1.6 billion in debt outstanding. The Company's $345 million revolving credit facility has $329.1 million available after outstanding letters of credit. For the quarter ended October 2, 2021, cash flow provided by operations was $207.4 million and cash paid for capital expenditures was $170.1 million.

Brian Harris, CFO of Summit Materials added, "Just a few months after the announcement of our Elevate Strategy, we have achieved our Elevate Summit leverage reduction goal of less than 3.0x, and we believe further improvements are possible with steady execution of our strategy."

For the full year 2021, Summit has not made any changes to its outlook for Adjusted EBITDA of approximately $490 million to $520 million, The Company continues to expect 2021 capital expenditure guidance of approximately $200 million to $220 million including approximately $25 million to $35 million for greenfield projects.

Third Quarter 2021 | Results by Line of Business

Aggregates Business: Aggregates net revenues increased by $23.9 million to $160.3 million in the third quarter 2021 when compared to the prior year period. Aggregates adjusted cash gross profit margin increased to 60.3% in the third quarter 2021 as compared to 56.2% in the third quarter 2020. Aggregates sales volumes increased 9.2% in the third quarter 2021 when compared to the prior year period on organic growth in both the West and East segments. Volume increased in the Intermountain West, North Kansas, Virginia and British Columbia markets. Average selling prices for aggregates increased 3.9% in the third quarter 2021.

Cement Business: Cement segment net revenues increased 9.0% to $92.5 million in the third quarter 2021, when compared to the prior year period, on higher sales volume of cement. Cement adjusted cash gross profit margin increased to 47.4% in the third quarter, compared to 45.1% in the prior year period. Our Green America Recycling facility continues to ramp up production following an explosion that occurred in April 2020. Sales volume of cement increased 2.0% in the third quarter and average selling prices increased 4.4% when compared to the prior year period.

Products Business: Products net revenues were $314.0 million in the third quarter 2021, compared to $321.8 million in the prior year period. Products adjusted cash gross profit margin decreased to 21.0% in the third quarter, versus 21.8% in the prior year period. Our organic average sales price for ready-mix concrete increased 3.7% and organic sales volumes of ready-mix concrete decreased 1.4%, due mostly to wet conditions in Texas in the third quarter of 2021 that resulted in operational inefficiencies. Our organic average sales price for asphalt increased 1.7%, with pricing improvements in Kentucky and British Columbia, while volume decreased 11.2% due to a divestiture of a paving business.

Third Quarter 2021 | Results By Reporting Segment

Net revenue increased by 2.6% to $662.3 million in the third quarter 2021, versus $645.2 million in the prior year period on growth in our aggregates, cement, and ready-mix concrete operations. The Company reported operating income of $125.0 million in the third quarter 2021, compared to $100.6 million in the prior year period due to favorable volume and price trends in most lines of business in addition to lower general and administrative costs.

Net income decreased 18.7% to $75.4 million in the third quarter of 2021, compared to income of $92.8 million in the prior year period, which included the reversal of an unrecognized tax benefit. Adjusted EBITDA increased 7.3% to $190.3 million in the third quarter of 2021, compared to $177.3 million in the prior year period on higher revenue.

West Segment: The West Segment reported operating income of $67.4 million in the third quarter 2021, compared to $72.3 million in the prior year period. Adjusted EBITDA was $92.3 million in the third quarter 2021, compared to $95.5 million in the prior year period. The decreases in operating income and Adjusted EBITDA for the third quarter of 2021 occurred as the weather conditions in 2021 in Texas were less favorable as compared to the 2020 period, resulting in operational inefficiencies. Aggregates revenue in the third quarter increased 11.9% over the prior year period, while organic volumes and organic average sales prices increased 3.8% and 2.8%, respectively. Ready-mix concrete revenue in the third quarter 2021 increased 4.2% over the prior year period, as organic volumes increased 0.7% and organic average sales prices increased 3.4%, reflecting favorable market conditions for residential construction. Asphalt revenue decreased by 25.6% in the third quarter 2021 over the prior year period as asphalt volumes decreased 23.1%, due to a divestiture in the second quarter 2021, while sales prices increased 1.8%.

East Segment: The East Segment reported operating income of $45.0 million in the third quarter 2021, compared to $29.3 million in the prior year period as net revenue increases in aggregates, asphalt and paving and related services exceeded a decrease in ready-mix concrete. Adjusted EBITDA increased to $69.1 million in the third quarter 2021, compared to $56.9 million in the prior year period. Aggregates revenue increased 15.0%, as volumes increased 8.9% and average selling prices increased 5.5%. Ready-mix concrete revenue decreased 3.4% as organic volumes decreased by 7.5%, partially offset by organic average selling prices which increased 4.3%, primarily due to lower volumes in Kansas as wind farm projects in the 2020 period were not fully replaced in 2021. Asphalt revenue increased 30.6% as organic volumes increased 18.6% on higher volumes in Kentucky, Kansas and Virginia, and organic average selling prices increased 5.4% on higher liquid asphalt index prices in most of our markets.

Cement Segment: The Cement Segment reported operating income of $30.0 million in the third quarter 2021, compared to $24.0 million in the prior year period. Adjusted EBITDA increased to $40.4 million in the third quarter 2021, compared to $35.1 million in the prior year period on higher volumes and prices. The segment reported increased organic sales volumes and organic average selling prices of 2.0% and 4.4%, respectively, during the third quarter 2021 as compared to the prior year period. Our Green America Recycling facility is now operational, but continues to ramp up production following an explosion that occurred in April 2020.

Liquidity and Capital Resources

As of October 2, 2021, the Company had cash on hand of $258.1 million and borrowing capacity under its $345 million revolving credit facility of $329.1 million. The borrowing capacity on the revolving credit facility is currently fully available to the Company within the terms and covenant requirements of its credit agreement. As of October 2, 2021, the Company had $1.6 billion in debt outstanding.

Financial Outlook

For the full year 2021, Summit has not made any changes to its outlook for Adjusted EBITDA of approximately $490 million to $520 million. The Company continues to expect 2021 capital expenditure guidance of approximately $200 million to $220 million including approximately $25 million to $35 million for greenfield projects.

Webcast and Conference Call Information

Summit Materials will conduct a conference call on Thursday, November 4, 2021 , at 11:00 a.m. eastern time (9:00 a.m. mountain time) to review the Company’s third quarter 2021 financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investors section of Summit’s website at investors.summit-materials.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference for third quarter 2021 financial results:

Domestic Live: 1-877-823-8690
International Live: 1-825-312-2236
Conference ID: 3128039
Password:     Summit

To listen to a replay of the teleconference, which will be available through November 11, 2021:

Domestic Replay: 1-800-585-8367
International Replay: 1-416-621-4642
Conference ID: 3128039

About Summit Materials

Summit Materials is a leading vertically integrated materials-based company that supplies aggregates, cement, ready-mix concrete and asphalt in the United States and British Columbia, Canada. Summit is a geographically diverse, materials-based business of scale that offers customers a single-source provider of construction materials and related downstream products in the public infrastructure, residential and nonresidential end markets. Summit has a strong track record of successful acquisitions since its founding and continues to pursue growth opportunities in new and existing markets. For more information about Summit Materials, please visit www.summit-materials.com.

Non-GAAP Financial Measures

The Securities and Exchange Commission (“SEC”) regulates the use of “non-GAAP financial measures,” such as Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Free Cash Flow, Net Leverage and Net Debt which are derived on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). We have provided these measures because, among other things, we believe that they provide investors with additional information to measure our performance, evaluate our ability to service our debt and evaluate certain flexibility under our restrictive covenants. Our Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Further Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Free Cash Flow, Net Leverage and Net Debt may vary from the use of such terms by others and should not be considered as alternatives to or more important than net income (loss), operating income (loss), revenue or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or to cash flows as measures of liquidity.

Adjusted EBITDA, Adjusted EBITDA Margin, and other non-GAAP measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of the limitations of Adjusted EBITDA are that these measures do not reflect: (i) our cash expenditures or future requirements for capital expenditures or contractual commitments; (ii) changes in, or cash requirements for, our working capital needs; (iii) interest expense or cash requirements necessary to service interest and principal payments on our debt; and (iv) income tax payments we are required to make. Because of these limitations, we rely primarily on our U.S. GAAP results and use Adjusted EBITDA, Adjusted EBITDA Margin and other non-GAAP measures on a supplemental basis.

Adjusted EBITDA, Further Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Free Cash Flow, Net Leverage and Net Debt reflect additional ways of viewing aspects of our business that, when viewed with our GAAP results and the accompanying reconciliations to U.S. GAAP financial measures included in the tables attached to this press release, may provide a more complete understanding of factors and trends affecting our business. We strongly encourage investors to review our consolidated financial statements in their entirety and not rely on any single financial measure. Reconciliations of the non-GAAP measures used in this press release are included in the attached tables. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the effect of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be realized. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in Summit Inc.’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021, as filed with the SEC, and any factors discussed in the section entitled “Risk Factors” in any of our subsequently filed SEC filings.

-	the impact of the COVID-19 pandemic, and responses to it, including vaccine mandates, or any similar crisis, on our business;

-	our dependence on the construction industry and the strength of the local economies in which we operate;

-	the cyclical nature of our business;

-	risks related to weather and seasonality;

-	risks associated with our capital-intensive business;

-	competition within our local markets;

-	our ability to execute on our acquisition strategy, successfully integrate acquisitions with our existing operations and retain key employees of acquired businesses;

-	our dependence on securing and permitting aggregate reserves in strategically located areas;

-	declines in public infrastructure construction and delays or reductions in governmental funding, including the funding by transportation authorities and other state agencies;

-	our reliance on private investment in infrastructure, which may be adversely affected by periods of economic stagnation and recession;

-	environmental, health, safety and climate change laws or governmental requirements or policies concerning zoning and land use;

-	costs associated with pending and future litigation;

-	rising prices for, or more limited availability of, commodities, labor and other production and delivery inputs as a result of inflation, supply chain challenges or otherwise;

-	conditions in the credit markets;

-	our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us;

-	material costs and losses as a result of claims that our products do not meet regulatory requirements or contractual specifications;

-	cancellation of a significant number of contracts or our disqualification from bidding for new contracts;

-	special hazards related to our operations that may cause personal injury or property damage not covered by insurance;

-	unexpected factors affecting self-insurance claims and reserve estimates;

-	our substantial current level of indebtedness, including our exposure to variable interest rate risk;

-	our dependence on senior management and other key personnel, and our ability to retain and attract qualified personnel;

-	supply constraints or significant price fluctuations in the electricity and petroleum-based resources that we use, including diesel and liquid asphalt;

-	climate change and climate change legislation or regulations;

-	unexpected operational difficulties;

-	interruptions in our information technology systems and infrastructure; including cybersecurity and data leakage risks; and

-	potential labor disputes, strikes, other forms of work stoppage or other union activities.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Any forward-looking statement that we make herein speaks only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Operations
($ in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	October 2,	September 26,	October 2,	September 26,
	2021	2020	2021	2020
Revenue:
Product	$561,938	$540,904	$1,443,972	$1,334,471
Service	100,321	104,342	235,298	228,421
Net revenue	662,259	645,246	1,679,270	1,562,892
Delivery and subcontract revenue	54,981	64,373	133,731	144,926
Total revenue	717,240	709,619	1,813,001	1,707,818
Cost of revenue (excluding items shown separately below):
Product	356,214	354,250	980,045	923,384
Service	75,741	82,969	187,570	190,153
Net cost of revenue	431,955	437,219	1,167,615	1,113,537
Delivery and subcontract cost	54,981	64,373	133,731	144,926
Total cost of revenue	486,936	501,592	1,301,346	1,258,463
General and administrative expenses	47,364	50,972	146,454	132,385
Depreciation, depletion, amortization and accretion	59,082	58,054	173,651	163,760
Gain on sale of property, plant and equipment	(1,159)	(1,616)	(4,331)	(5,747)
Operating income	125,017	100,617	195,881	158,957
Interest expense	24,134	24,623	72,536	78,049
Loss on debt financings	6,016	4,064	6,016	4,064
Loss (gain) on sale of businesses	113	—	(15,319)	—
Other income, net	(1,137)	(1,226)	(10,721)	(2,753)
Income from operations before taxes	95,891	73,156	143,369	79,597
Income tax expense (benefit)	20,513	(19,613)	33,478	(25,333)
Net income	75,378	92,769	109,891	104,930
Net income attributable to Summit Holdings (1)	1,174	2,039	1,545	2,115
Net income attributable to Summit Inc.	$74,204	$90,730	$108,346	$102,815
Earnings per share of Class A common stock:
Basic	$0.63	$0.79	$0.92	$0.90
Diluted	$0.62	$0.79	$0.92	$0.90
Weighted average shares of Class A common stock:
Basic	118,473,530	114,436,907	117,258,431	114,088,447
Diluted	119,291,646	114,472,171	118,360,615	114,457,276
________________________________________________________
(1) Represents portion of business owned by pre-IPO investors rather than by Summit.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	October 2,	January 2,
	2021	2021
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$258,083	$418,181
Accounts receivable, net	333,351	254,696
Costs and estimated earnings in excess of billings	34,181	8,666
Inventories	195,312	200,308
Other current assets	13,855	11,428
Total current assets	834,782	893,279
Property, plant and equipment, less accumulated depreciation, depletion and amortization (October 2, 2021 - $1,234,171 and January 2, 2021 - $1,132,925)	1,841,139	1,850,169
Goodwill	1,174,855	1,201,291
Intangible assets, less accumulated amortization (October 2, 2021 - $14,309 and January 2, 2021 - $11,864)	70,338	47,852
Deferred tax assets, less valuation allowance (October 2, 2021 - $1,675 and January 2, 2021 - $1,675)	210,389	231,877
Operating lease right-of-use assets	27,339	28,543
Other assets	57,807	55,000
Total assets	$4,216,649	$4,308,011
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt	$6,354	$6,354
Current portion of acquisition-related liabilities	12,809	10,265
Accounts payable	155,919	120,813
Accrued expenses	137,378	160,570
Current operating lease liabilities	6,818	8,188
Billings in excess of costs and estimated earnings	11,631	16,499
Total current liabilities	330,909	322,689
Long-term debt	1,591,989	1,892,347
Acquisition-related liabilities	33,223	12,246
Tax receivable agreement liability	330,871	321,680
Noncurrent operating lease liabilities	21,596	21,500
Other noncurrent liabilities	136,297	121,281
Total liabilities	2,444,885	2,691,743
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 1,000,000,000 shares authorized, 118,564,950 and 114,390,595 shares issued and outstanding as of October 2, 2021 and January 2, 2021, respectively	1,186	1,145
Class B common stock, par value $0.01 per share; 250,000,000 shares authorized, 99 shares issued and outstanding as of October 2, 2021 and January 2, 2021	—	—
Additional paid-in capital	1,319,897	1,264,681
Accumulated earnings	435,118	326,772
Accumulated other comprehensive income	5,670	5,203
Stockholders’ equity	1,761,871	1,597,801
Noncontrolling interest in Summit Holdings	9,893	18,467
Total stockholders’ equity	1,771,764	1,616,268
Total liabilities and stockholders’ equity	$4,216,649	$4,308,011

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Cash Flows
($ in thousands)

	Three months ended
	October 2,	September 26,
	2021	2020
Cash flow from operating activities:
Net income	$109,891	$104,930
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	177,841	164,397
Share-based compensation expense	14,875	23,119
Net gain on asset and business disposals	(19,295)	(5,746)
Non-cash loss on debt financings	2,116	4,064
Change in deferred tax asset, net	19,814	(28,968)
Other	(586)	760
Decrease (increase) in operating assets, net of acquisitions and dispositions:
Accounts receivable, net	(78,108)	(48,361)
Inventories	(12,002)	(2,829)
Costs and estimated earnings in excess of billings	(26,969)	(30,912)
Other current assets	(2,556)	(75)
Other assets	6,459	8,367
(Decrease) increase in operating liabilities, net of acquisitions and dispositions:
Accounts payable	33,756	21,729
Accrued expenses	(15,598)	3,164
Billings in excess of costs and estimated earnings	(2,907)	395
Tax receivable agreement liability	9,191	993
Other liabilities	(8,549)	3,012
Net cash provided by operating activities	207,373	218,039
Cash flow from investing activities:
Acquisitions, net of cash acquired	(7,263)	(123,195)
Purchases of property, plant and equipment	(170,070)	(140,006)
Proceeds from the sale of property, plant and equipment	8,827	8,848
Proceeds from sale of businesses	103,649	—
Other	(459)	1,395
Net cash used in investing activities	(65,316)	(252,958)
Cash flow from financing activities:
Proceeds from debt issuances	—	700,000
Debt issuance costs	—	(9,565)
Payments on debt	(323,802)	(666,892)
Payments on acquisition-related liabilities	(9,755)	(10,391)
Proceeds from stock option exercises	32,416	329
Other	(951)	(908)
Net cash (used in) provided by financing activities	(302,092)	12,573
Impact of foreign currency on cash	(63)	(216)
Net decrease in cash	(160,098)	(22,562)
Cash and cash equivalents—beginning of period	418,181	311,319
Cash and cash equivalents—end of period	$258,083	$288,757

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Revenue Data by Segment and Line of Business
($ in thousands)

	Three months ended		Nine months ended
	October 2,	September 26,	October 2,	September 26,
	2021	2020	2021	2020
Segment Net Revenue:
West	$338,575	$351,510	$886,936	$835,026
East	231,184	208,862	573,343	529,405
Cement	92,500	84,874	218,991	198,461
Net Revenue	$662,259	$645,246	$1,679,270	$1,562,892

Line of Business - Net Revenue:
Materials
Aggregates	$160,317	$136,396	$431,201	$362,546
Cement (1)	87,645	82,698	207,953	188,854
Products	313,976	321,810	804,818	783,071
Total Materials and Products	561,938	540,904	1,443,972	1,334,471
Services	100,321	104,342	235,298	228,421
Net Revenue	$662,259	$645,246	$1,679,270	$1,562,892

Line of Business - Net Cost of Revenue:
Materials
Aggregates	$63,622	$59,704	$199,653	$174,169
Cement	43,768	44,449	122,800	115,998
Products	248,042	251,606	657,005	633,991
Total Materials and Products	355,432	355,759	979,458	924,158
Services	76,523	81,460	188,157	189,379
Net Cost of Revenue	$431,955	$437,219	$1,167,615	$1,113,537

Line of Business - Adjusted Cash Gross Profit (2):
Materials
Aggregates	$96,695	$76,692	$231,548	$188,377
Cement (3)	43,877	38,249	85,153	72,856
Products	65,934	70,204	147,813	149,080
Total Materials and Products	206,506	185,145	464,514	410,313
Services	23,798	22,882	47,141	39,042
Adjusted Cash Gross Profit	$230,304	$208,027	$511,655	$449,355

Adjusted Cash Gross Profit Margin (2)
Materials
Aggregates	60.3%	56.2%	53.7%	52.0%
Cement (3)	47.4%	45.1%	38.9%	36.7%
Products	21.0%	21.8%	18.4%	19.0%
Services	23.7%	21.9%	20.0%	17.1%
Total Adjusted Cash Gross Profit Margin	34.8%	32.2%	30.5%	28.8%
________________________________________________________
(1) Net revenue for the cement line of business excludes revenue associated with hazardous and non-hazardous waste, which is processed into fuel and used in the cement plants and is included in services net revenue. Additionally, net revenue from cement swaps and other cement-related products are included in products net revenue.
(2) Adjusted cash gross profit is calculated as net revenue by line of business less net cost of revenue by line of business. Adjusted cash gross profit margin is defined as adjusted cash gross profit divided by net revenue.
(3) The cement adjusted cash gross profit includes the earnings from the waste processing operations, cement swaps and other products. Cement line of business adjusted cash gross profit margin is defined as cement adjusted cash gross profit divided by cement segment net revenue.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Volume and Price Statistics
(Units in thousands)

	Three months ended		Nine months ended
Total Volume	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Aggregates (tons)	17,884	16,383	48,484	42,476
Cement (tons)	748	733	1,796	1,686
Ready-mix concrete (cubic yards)	1,509	1,531	4,381	4,217
Asphalt (tons)	1,880	2,118	3,911	4,281

	Three months ended		Nine months ended
Pricing	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Aggregates (per ton)	$11.32	$10.89	$11.16	$10.96
Cement (per ton)	121.26	116.17	119.76	116.22
Ready-mix concrete (per cubic yards)	121.40	117.12	119.95	115.97
Asphalt (per ton)	61.42	60.40	60.63	59.69

	Three months ended		Nine months ended
	Percentage Change in		Percentage Change in
Year over Year Comparison	Volume	Pricing	Volume	Pricing
Aggregates (per ton)	9.2%	3.9%	14.1%	1.8%
Cement (per ton)	2.0%	4.4%	6.5%	3.0%
Ready-mix concrete (per cubic yards)	(1.4)%	3.7%	3.9%	3.4%
Asphalt (per ton)	(11.2)%	1.7%	(8.6)%	1.6%

	Three months ended		Nine months ended
	Percentage Change in		Percentage Change in
Year over Year Comparison (Excluding acquisitions)	Volume	Pricing	Volume	Pricing
Aggregates (per ton)	5.6%	4.7%	5.0%	3.5%
Cement (per ton)	2.0%	4.4%	6.5%	3.0%
Ready-mix concrete (per cubic yards)	(1.4)%	3.7%	3.9%	3.4%
Asphalt (per ton)	(11.2)%	1.7%	(8.6)%	1.6%

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Reconciliations of Gross Revenue to Net Revenue by Line of Business
($ and Units in thousands, except pricing information)

	Three months ended October 2, 2021
			Gross Revenue	Intercompany	Net
	Volumes	Pricing	by Product	Elimination/Delivery	Revenue
Aggregates	17,884	$11.32	$202,523	$(42,206)	$160,317
Cement	748	121.26	90,648	(3,003)	87,645
Materials			$293,171	$(45,209)	$247,962
Ready-mix concrete	1,509	121.40	183,213	(99)	183,114
Asphalt	1,880	61.42	115,471	(106)	115,365
Other Products			106,663	(91,166)	15,497
Products			$405,347	$(91,371)	$313,976

	Nine months ended October 2, 2021
			Gross Revenue	Intercompany	Net
	Volumes	Pricing	by Product	Elimination/Delivery	Revenue
Aggregates	48,484	$11.16	$540,912	$(109,711)	$431,201
Cement	1,796	119.76	215,024	(7,071)	207,953
Materials			$755,936	$(116,782)	$639,154
Ready-mix concrete	4,381	119.95	525,485	(277)	525,208
Asphalt	3,911	60.63	237,138	(246)	236,892
Other Products			283,804	(241,086)	42,718
Products			$1,046,427	$(241,609)	$804,818

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Reconciliations of Non-GAAP Financial Measures
($ in thousands, except share and per share amounts)
The tables below reconcile our net income (loss) to Adjusted EBITDA by segment for the three and nine months ended October 2, 2021 and September 26, 2020.

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Three months ended October 2, 2021
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$69,457	$47,924	$34,310	$(76,313)	$75,378
Interest (income) expense	(2,933)	(2,237)	(4,359)	33,663	24,134
Income tax expense	976	119	—	19,418	20,513
Depreciation, depletion and amortization	24,577	22,412	10,324	1,068	58,381
EBITDA	$92,077	$68,218	$40,275	$(22,164)	$178,406
Accretion	219	397	85	—	701
Loss on debt financings	—	—	—	6,016	6,016
(Gain) loss on sale of businesses	(135)	248	—	—	113
Non-cash compensation	—	—	—	4,685	4,685
Other	142	221	—	—	363
Adjusted EBITDA	$92,303	$69,084	$40,360	$(11,463)	$190,284
Adjusted EBITDA Margin (1)	27.3%	29.9%	43.6%		28.7%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Three months ended September 26, 2020
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$72,871	$31,013	$27,324	$(38,439)	$92,769
Interest (income) expense	(1,192)	(649)	(3,393)	29,857	24,623
Income tax expense (benefit)	937	(193)	—	(20,357)	(19,613)
Depreciation, depletion and amortization	22,973	22,346	11,066	979	57,364
EBITDA	$95,589	$52,517	$34,997	$(27,960)	$155,143
Accretion	144	457	89	—	690
Loss on debt financings	—	—	—	4,064	4,064
Non-cash compensation	—	—	—	13,322	13,322
Other	(263)	3,969	—	377	4,083
Adjusted EBITDA	$95,470	$56,943	$35,086	$(10,197)	$177,302
Adjusted EBITDA Margin (1)	27.2%	27.3%	41.3%		27.5%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Nine months ended October 2, 2021
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$142,340	$91,928	$65,935	$(190,312)	$109,891
Interest (income) expense	(7,825)	(6,133)	(12,439)	98,933	72,536
Income tax expense	2,360	209	—	30,909	33,478
Depreciation, depletion and amortization	74,634	65,032	28,535	3,273	171,474
EBITDA	$211,509	$151,036	$82,031	$(57,197)	$387,379
Accretion	653	1,274	250	—	2,177
Loss on debt financings	—	—	—	6,016	6,016
Gain on sale of businesses	(408)	(14,911)	—	—	(15,319)
Non-cash compensation	—	—	—	14,875	14,875
Other	(32)	714	—	—	682
Adjusted EBITDA	$211,722	$138,113	$82,281	$(36,306)	$395,810
Adjusted EBITDA Margin (1)	23.9%	24.1%	37.6%		23.6%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Nine months ended September 26, 2020
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$130,409	$52,152	$44,432	$(122,063)	$104,930
Interest (income) expense	(2,479)	(1,651)	(9,685)	91,864	78,049
Income tax expense (benefit)	1,524	(358)	—	(26,499)	(25,333)
Depreciation, depletion and amortization	66,707	64,080	28,165	2,960	161,912
EBITDA	$196,161	$114,223	$62,912	$(53,738)	$319,558
Accretion	375	1,213	260	—	1,848
Loss on debt financings	—	—	—	4,064	4,064
Non-cash compensation	—	—	—	23,119	23,119
Other	345	4,464	—	(522)	4,287
Adjusted EBITDA	$196,881	$119,900	$63,172	$(27,077)	$352,876
Adjusted EBITDA Margin (1)	23.6%	22.6%	31.8%		22.6%
________________________________________________
(1) Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of net revenue.

The table below reconciles our net income attributable to Summit Materials, Inc. to adjusted diluted net income per share for the three and nine months ended October 2, 2021 and September 26, 2020. The per share amount of the net income attributable to Summit Materials, Inc. presented in the table is calculated using the total equity interests for the purpose of reconciling to adjusted diluted net income per share.

	Three months ended				Nine months ended
	October 2, 2021		September 26, 2020		October 2, 2021		September 26, 2020
Reconciliation of Net Income Per Share to Adjusted Diluted EPS	Net Income	Per Equity Unit	Net Income	Per Equity Unit	Net Income	Per Equity Unit	Net Income	Per Equity Unit
Net income attributable to Summit Materials, Inc.	$74,204	$0.62	$90,730	$0.77	$108,346	$0.91	$102,815	$0.88
Adjustments:
Net income attributable to noncontrolling interest	1,174	0.01	2,039	0.02	1,545	0.01	2,115	0.02
Loss (gain) on sale of businesses	113	—	—	—	(15,319)	(0.13)	—	—
Loss on debt financings	6,016	0.05	4,064	0.04	6,016	0.05	4,064	0.03
Adjusted diluted net income before tax related adjustments	81,507	0.68	96,833	0.83	100,588	0.84	108,994	0.93
Changes in unrecognized tax expense (benefit)	—	—	(32,885)	(0.28)	—	—	(42,422)	(0.36)
Adjusted diluted net income	$81,507	$0.68	$63,948	$0.55	$100,588	$0.84	$66,572	$0.57
Weighted-average shares:
Basic Class A common stock	118,272,955		114,116,564		117,040,207		113,943,292
LP Units outstanding	1,594,272		3,053,115		2,031,090		3,086,820
Total equity units	119,867,227		117,169,679		119,071,297		117,030,112

The following table reconciles operating income to Adjusted Cash Gross Profit and Adjusted Cash Gross Profit Margin for the three and nine months ended October 2, 2021 and September 26, 2020.

	Three months ended		Nine months ended
	October 2,	September 26,	October 2,	September 26,
Reconciliation of Operating Income to Adjusted Cash Gross Profit	2021	2020	2021	2020
($ in thousands)
Operating income	$125,017	$100,617	$195,881	$158,957
General and administrative expenses	47,364	50,972	146,454	132,385
Depreciation, depletion, amortization and accretion	59,082	58,054	173,651	163,760
Gain on sale of property, plant and equipment	(1,159)	(1,616)	(4,331)	(5,747)
Adjusted Cash Gross Profit (exclusive of items shown separately)	$230,304	$208,027	$511,655	$449,355
Adjusted Cash Gross Profit Margin (exclusive of items shown separately) (1)	34.8%	32.2%	30.5%	28.8%
_______________________________________________________
(1) Adjusted Cash Gross Profit Margin is defined as Adjusted Cash Gross Profit as a percentage of net revenue.

The following table reconciles net cash provided by operating activities to free cash flow for the three and nine months ended October 2, 2021 and September 26, 2020.

	Three months ended		Nine months ended
	October 2,	September 26,	October 2,	September 26,
($ in thousands)	2021	2020	2021	2020
Net income	$75,378	$92,769	$109,891	$104,930
Non-cash items	81,700	47,613	194,765	157,626
Net income adjusted for non-cash items	157,078	140,382	304,656	262,556
Change in working capital accounts	(24,356)	15,956	(97,283)	(44,517)
Net cash provided by operating activities	132,722	156,338	207,373	218,039
Capital expenditures, net of asset sales	(35,326)	(32,041)	(161,243)	(131,158)
Free cash flow	$97,396	$124,297	$46,130	$86,881

Contact:

Karli Anderson
EVP, Chief Environmental, Social & Governance Officer and Head of Investor Relations
karli.anderson@summit-materials.com
303-875-3886